Exhibit 23


               Consent of Independent Certified Public Accountants



We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-91901, 333-73186, 333-98259 and 333-101546) pertaining to
Teltronics, Inc. Savings Plan, the Registration Statement (Form S-8 No. 333-45968) pertaining to Teltronics, Inc. 2000 Employee Stock Purchase Plan and the Registrations Statements (Form S-8 Nos. 333-91905 and 333-45372) pertaining to Teltronics, Inc. 1995 Incentive Stock Option Plan, of our report dated
March 20, 2003, with respect to the consolidated financial statements and schedule of Teltronics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.



                                /s/ Ernst & Young LLP



Tampa, Florida
March 25, 2003